                                                                    EXHIBIT 10.9



                                  ROWECOM INC.



                          SECOND AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT




                         Dated as of December 11, 1998

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----


ARTICLE 1                                                                    3

        INTERPRETATION                                                       3
        1.1  Definitions.                                                    3
        1.2  Headings                                                       10
        1.3  Construction.                                                  10
        1.4  Applicable Law                                                 10
        1.5  Severability                                                   10
        1.6  Currency                                                       11
        1.7  Entire Agreement                                               11
        1.8  Amendment                                                      11
        1.9  Waiver                                                         11
        1.10 Time of Essence                                                12
        1.11 Further Acts                                                   12
        1.12 Accounting Principles                                          12
        1.13 Voting by Investors                                            12
        1.14 Presumption of Exercise of Exchange Options                    12

ARTICLE 2                                                                   12

        TERM OF AGREEMENT                                                   12
        2.1  Term                                                           12

ARTICLE 3                                                                   13

        IMPLEMENTATION OF AGREEMENT                                         13
        3.1  Stockholder Covenants                                          13
        3.2  Conflict                                                       13
        3.3  Covenants by the Company                                       13

ARTICLE 4                                                                   14

        COMPANY'S BUSINESS AND PURPOSE                                      14
        4.1  Business and Purpose                                           14

ARTICLE 5                                                                   14

        DIRECTORS AND STOCKHOLDERS                                          14
        5.1  Number of Directors                                            14
        5.2  Nomination and Election of Directors                           14
        5.3  Term of Office                                                 16
        5.4  Powers and Duties of Directors                                 16
        5.5  Insurance                                                      16
        5.6  Board Meetings                                                 16

        5.7  Committees                                                       16
        5.8  Senior Officers                                                  16
        5.9  Directors' Fees                                                  17
        5.10 Extraordinary Matters                                            17
        5.11 Extraordinary Matters/Class A-1 Preferred Shares                 19
        5.12 Key Person Insurance                                             19
        5.13 Dividends                                                        20

ARTICLE 6                                                                     20

        FINANCIAL AND ACCOUNTING PRACTICES                                    20
        6.1  Financial Information                                            20
        6.2  Maintain Books                                                   22
        6.3  Review of Books                                                  22
        6.4  Fiscal Year                                                      22
        6.5  Additional Items                                                 22
        6.6  Net Worth                                                        22

ARTICLE 7                                                                     23

        SALE AND ISSUANCE OF SHARES                                           23
        7.1  Sale and Issue Restrictions                                      23
        7.2  Offer                                                            25
        7.3  Tag-Along and Purchase Rights                                    25
        7.4  Right of First Refusal                                           26
        7.5  Transfer of Shares - Right of First Refusal Not Exercised        28
        7.6  Drag-Along Rights                                                29
        7.7  Put Option                                                       29
        7.8  Price Resolution                                                 31
        7.9  Substitute Purchaser                                             32
        7.10 Exchange Options                                                 33
        7.11 Required Transfer                                                36
        7.12 Reservation of Shares Issuable on Exercise of Exchange
                Options                                                       37
        7.13 Conversion of Preferred Shares                                   37
        7.14 Rights of Purchaser                                              37
        7.15 Assignment to Permitted Transferees                              37
        7.16 Assignment to PV Securities Corp.                                38
        7.17 Assignment by Azalea Mall, L.L.C.                                38

ARTICLE 8                                                                     38

        REPRESENTATIONS AND WARRANTIES                                        38
        8.1  General                                                          38
        8.2  The Company                                                      39
        8.3  Representations and Warranties Pertaining to PV Securities Corp  39

ARTICLE 9                                                                     39

        ADDITIONAL CAPITAL                                                    39
        9.1  Related Party Loans                                              39
        9.2  Future Debt Financings                                           41
        9.3  Future Equity Financings                                         42
        9.4  Exceptions to Pre-Emptive Rights                                 43

ARTICLE 10                                                                    43

        GENERAL MATTERS                                                       43
        10.1 Noncompetition Agreements                                        43
        10.2 Amendment to Bylaws                                              43
        10.3 No Agency or Partnership                                         43
        10.4 Notice                                                           43
        10.5 Endorsement of Share Certificates                                44
        10.6 Assignment                                                       44
        10.7 Counterparts                                                     44
        10.8 Publicity                                                        44

ARTICLE 11                                                                    45

        CONFIDENTIALITY                                                       45
        11.1 Confidentiality                                                  45
        11.2 Survival                                                         45

EXHIBIT A                                                                      9
        COMPLIANCE CERTIFICATE                                                 9

EXHIBIT B                                                                     11
        NONCOMPETITION AGREEMENT                                              11

SCHEDULE II                                                                   12
        MINORITY STOCKHOLDERS                                                 12

          THIS SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of the 11th day of December, 1998, among RoweCom Inc., a corporation organized under the laws of Delaware (the "Company"), the persons listed on Schedule I (the "Class C Investors," and each a "Class C Investor"), Richard Rowe, an individual ("Rowe"), Highland Capital Partners III Limited Partnership, a limited partnership organized under the laws of Delaware ("HCP"), Highland Entrepreneurs' Fund III Limited Partnership, a limited partnership organized under the laws of Delaware ("HEF"), Pai, Wei Ming Chung, an individual ("Chung"), Fu Kuan Investment Corp., a corporation incorporated under the laws of Taiwan ("FKIC"), Puretech Profits Limited (BVI), a corporation incorporated under the laws of the British Virgin Islands ("Puretech"), and the persons set forth on Schedule II (the "Minority Stockholders," and each a "Minority Stockholder"). Unless otherwise indicated herein, capitalized terms used herein are defined in Section 1.1 hereof.


                            PRELIMINARY STATEMENTS:

A. Pursuant to a Stock Purchase Agreement, dated as of the date hereof among the Class C Investors, the Company and RoweCan (the "Stock Purchase Agreement"), the Class C Investors shall acquire Class C Preferred Shares.

B. The Stock Purchase Agreement provides that the purchase and sale contemplated therein shall not take place unless the Stockholders enter into this Agreement. The Parties hereto intend that this Agreement shall amend and restate the Amended and Restated Stockholders' Agreement dated May 4, 1998 among the Company, each of the Class B Investors, Rowe and each of the Minority Stockholders (the "Amended and Restated Stockholders' Agreement").

C. The authorized capital of the Company is 57,000,000 Shares consisting of 34,000,000 Common Shares, 5,000,000 Class A Preferred Shares, 5,000,000 Class A-1 Preferred Shares, 8,000,000 Class B Preferred Shares and 5,000,000 Class C Preferred Shares.

D.   On the date hereof, the capitalization of the Company is as set forth on
Schedule 3.1(d) to the Stock Purchase Agreement.
E. The Stockholders are the registered and beneficial owners of all the outstanding Shares in the capital of the Company.

F. On the date hereof, all of the issued and outstanding shares in the capital of PV Securities Corp. are legally and beneficially owned by and recorded on PV Securities Corp.'s books in the name of Philippe Villers.

G. The Company and the Stockholders have entered into this Agreement to establish their respective rights and obligations in respect of the issued and unissued shares of the Company, the management and conduct of its business, and various other matters hereinafter set forth.

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     "Act" means the Delaware General Corporation Law as may be amended from time to time, and shall be deemed to be any act substituted therefor;

     "Affiliate" - a corporation or other entity shall be deemed to be an Affiliate of another corporation or other entity if, but only if, one of them is the Subsidiary of the other or both are Subsidiaries of the same corporation or other entity or each of them is Controlled by the same Person;

     "Agreement" means this agreement and all schedules attached hereto and any and all amendments made hereto by written agreement among the parties hereto;

     "Amended and Restated Stockholders' Agreement" shall have the meaning ascribed to such term in the preliminary statements;

     "Amended RoweCan Shareholders' Agreement" means the Amended and Restated Shareholders' Agreement, dated May 4, 1998, among RoweCan, WV and Ronald Grigg.

     "Ancillary Agreements" means all agreements, certificates and others instruments delivered or given pursuant to the Stock Purchase Agreement including, without limitation, this Agreement, the Second Amended and Restated Registration Rights Agreement, of even date herewith, among the Company, RowCan and the Investors, and the Stock Purchase Agreement, and the Amended Rowecan Shareholders Agreement and "Ancillary Agreement" means any one of such agreements, certificates or offer instruments;

     "Annual Business Plan" has the meaning ascribed to such term in Section 6.1(b);

     "Applicable Securities Legislation" means the Securities Act (Ontario) or the Securities Act of 1933, as amended (U.S.);

     "Appraiser" has the meaning ascribed to such term in Section 7.8;

     "Associate", where used to indicate a relationship with any Person, means

     (i) any corporation of which such Person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of the corporation for the time being outstanding,

     (ii)   any partner of that Person,

     (iii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity,

     (iv) any relative of that Person who resides in the same home as that Person,

     (v) any person of the opposite sex who resides in the same home as that Person and to whom that person is married or with whom that Person is living in a conjugal relationship outside marriage, or

     (vi) any relative of a person mentioned in clause (v) who has the same home as that Person;

     "Bylaws" means the by-laws of the Company from time to time in force and effect;

     "Class A Exchange Option" means the right of WV to exchange its RoweCan Class A Preferred Shares for Class A-1 Preferred Shares as described in Section 7.10.

     "Class A Preferred Shares" means the shares of Class A Preferred Stock, $.01 par value, of the Company;

     "Class A-1 Preferred Shares" means the shares of Class A-1 Preferred Stock, $.01 par value, of the Company;

     "Class A-1 Investors" means WV;

     "Class B Directors" has the meaning ascribed to such term in Section
5.2(a);

     "Class B Exchange Option" means the right of WV to exchange its RoweCan Class B Preferred Shares for Class B Preferred Shares as described in Section 7.10;

     "Class B Investors" means collectively CIVF, HCP, HEF, Chung, FKIC, BVI and Puretech, and "Class B Investor" means any one of them individually;

     "Class B Preferred Shares" means the shares of Class B Preferred Stock, $.01 par value, of the Company;

     "Class B Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of May 4, 1998 among each of the Class B Investors and the Company;

     "Class C Investors" and "Class C Investor" shall have the meaning ascribed to each such term in the preliminary statements;

     "Class C Preferred Shares" means the shares of Class C Preferred Stock, $.01 par value, of the Company;

     "Common Shares" means the shares of Common Stock, $.01 par value, of the Company;

     "Company's Business" has the meaning ascribed thereto in Section 4.1;

     "Compounded Cash on Cash Return" means an annual return to WV on its $4,000,000 investment in RoweCan Class A Preferred Shares calculated and compounded annually from the date of investment to the date of actual return of capital to WV as provided in Sections 7.10 and 7.11;

     "Control" - a corporation, partnership, joint venture, limited liability company, association or other business entity shall be deemed to be controlled by another Person if, but only if:

     (i) voting securities of such entity carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such other Person, and

     (ii) the votes carried by such securities are sufficient, if exercised, to elect, whether directly or indirectly, a majority of the board of directors, partnership committee, board of managers or trustees or other managerial body of such entity;

     "Directors", "Board of Directors" and "Board" means the persons who are, from time to time, duly elected as directors of the Company;

     "Events of Non-Performance" shall mean (i) the failure of the Company to perform, observe and comply with Section 5.10 herein; (ii) the sale, assignment, disposition or transfer of any Shares other than pursuant to the terms of this Agreement; (iii) the failure of the Company to comply with Section 6.6 herein;
(iv) if any representation or warranty made by the Company or RoweCan herein or in any of the Ancillary Agreements or in any certificate, statement or report furnished in connection with or pursuant to the Stock Purchase Agreement, the Class B Stock Purchase Agreement, or the Original Purchase Agreement is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made; (v) any breach of covenant of the Company or of RoweCan herein (other than under clause (i), (ii) or (iii) above) or in any of the Ancillary Agreements that shall continue for more than 15 days after receipt of written notice from any Investor of such breach; and (vi) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company or to its property or assets, or any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, or any marshaling of the assets and liabilities of the Company;

     "Exchange Options" shall mean, collectively, the Class A Exchange Option and the Class B Exchange Option.

     "Expert" means a national accounting firm to be agreed upon by the Company and a Majority in Interest or, if a Majority in Interest are unable to agree, then "Expert" means PriceWaterhouseCoopers LLP, Chartered Accountants, or an affiliate thereof, or if none of the foregoing is able or willing to accept an appointment to undertake any valuation of Shares under and as contemplated in this Agreement, then "Expert" shall mean Deloitte & Touche, Chartered Accountants, or an affiliate thereof;

     "Fair Market Value" means, for the purposes of valuation hereunder, the highest cash price in terms of money which would be obtained as at the date specified in the applicable Section hereof if all the Stockholders of the Company sold all of their respective Shares in an open and unrestricted market (recognizing that the Shares are securities of a corporation which cannot offer its securities to the public) without compulsion to a willing and knowledgeable purchaser and where in determining such Fair Market Value: (i) the value of each Share is based on the value of all Shares; (ii) no diminution or accretion in value is attributed to any majority or minority interest (other than in determining Fair Market Value for a purchase by the Company from a trustee in bankruptcy); (iii) the value of any insurance on the life of any shareholder or employee and the proceeds of such insurance shall be excluded; and (iv) the value of all intangible and unrecorded assets is included;

     "Fully Diluted" means all outstanding Shares and all Shares issuable upon exercise, conversion or exchange of any warrant, option, convertible or exchangeable security, or other similar instruments or rights then outstanding, including without limitation, the Exchange Options.

     "Funded Indebtedness" means indebtedness of the Company which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than 12 months after the date originally incurred and includes, without limitation (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of the Company (in the absence of default) to a date more than one year after the date of determination, (b) any capitalized lease, (c) any guarantee of long-term indebtedness owed by another person or entity and (d) any long-term indebtedness secured by a Lien encumbering any property owned or being acquired by the Company even if the full faith and credit of the Company is not pledged to the payment thereof.

     "GAAP" means at any time, generally accepted accounting principles from time to time approved by the Financial Accounting Standards Board or any successor institute, applicable as at the date on which a given calculation is made or required to be made in accordance with generally accepted accounting principles;

     "Guarantor" means any Person who enters into any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

     "Independent" means, with respect to any member of the Board of Directors, either of Thomas Lemberg or Jerome Rubin or a person who is not (i) a shareholder of the Company or of RoweCan other than a director who has become a shareholder through the exercise of options or rights granted to him as a result of being a director, or (ii) a shareholder of an Affiliate of (i), or

(iii) a professional adviser to, director, officer, employee of or party to any written or oral contract with the Company, Rowe or RoweCan or a shareholder or an Affiliate of any of them, or (iv) any person related by blood, adoption or marriage to any of the foregoing;

     "Initial Public Offering" means an underwritten public offering of Shares pursuant to an effective registration statement or a receipted prospectus as contemplated in the Applicable Securities Legislation;

     "Investors" means collectively each of the Class A-1 Investors, the Class B Investors and the Class C Investors, and "Investor" means any one of them individually.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "License Agreement" means the marketing intangible license agreement between the Company and RoweCan dated April 1, 1997;

     "Majority in Interest" means more than 50% of the Class A-1 Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares, collectively, on a Fully Diluted basis;

     "Management Directors" has the meaning ascribed to such term in Section 5.2(a);

     "Marketing Agreement" means the marketing intangible development agreement between the Company and RoweCan dated April 1, 1997;

     "Minority Stockholders" has the meaning ascribed to such term in the preamble to this Agreement.

     "Net Income" means net income as determined in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset.

     "Net Worth" means the excess (as determined in accordance with GAAP) of the value of the assets of the Company and its Subsidiaries as reflected on the books and records of the Company (after deducting all applicable valuation reserves) over Total Liabilities, all on a consolidated basis.

     "Original Purchase Agreement" means the Share Purchase Agreement dated April 1, 1997 among WV, RoweCan, and RoweCom LLC, a Delaware limited liability company and predecessor of the Company.

     "Original Stockholders' Agreement" shall mean the Unanimous Shareholders' Agreement dated April 25, 1997 among the Company, WV and the other stockholders of the Company at that time.

     "Permitted Transferee" shall, in respect of a Person, mean:

     (i) a corporation or other entity that (y) is an Affiliate of such Person or (z) if such Person is an individual, all of the shares of which are held by such Person and a member or members of such Person's immediate family, provided such Person maintains Control of such corporation or entity,

     (ii) a trust, the beneficiaries of which are such Person and/or a member or members of such Person's immediate family, the trustee of which is (A) if such Person is an individual, such Person, or (B) if such Person is a corporation, the Person which Controls such Person,

     (iii) a member of such Person's immediate family upon the death of such Person, or

     (iv) in the case of a partnership or a limited liability company, the partners or members of such entity and any of their respective affiliates.

     For the purposes of this Agreement, the phrase "members of such Person's immediate family" shall mean such Person's spouse, brothers, sisters, parents, children, grandchildren and nieces and nephews.

     "Person" means an individual, partnership, corporation or other entity;

     "Preferred Shares" means, collectively, shares of Class A Preferred Shares, Class A-1 Preferred Shares, Class B Preferred Shares and Class C Preferred Shares;

     "Purchaser" has the meaning ascribed thereto in Section 7.7;

     "Put Option" has the meaning ascribed thereto in Section 7.7;

     "Qualifying Public Offering"means an Initial Public Offering (i) at an offering price to the public of $5.11 per share or greater and (ii) resulting in gross proceeds to the Company of at least $20,000,000;

     "Related Parties" means Stockholders and Persons which are Affiliates or Associates of Stockholders; and "Related Party" shall mean any one of such parties;

     "Required Financing" has the meaning ascribed thereto in Section 9.2;

     "Rowe" has the meaning ascribed to such term in the preamble to this Agreement;

     "RoweCan" means Rowe Communications Ltd., a corporation incorporated under the laws of the Province of Ontario;

     "RoweCan Class A Preferred Shares" means the Class A Preferred Shares of RoweCan;

     "RoweCan Class B Preferred Shares" means the Class B Preferred Shares of RoweCan;

     "Sale Event" has the meaning ascribed to such term in the Second Amended Certificate of Incorporation.

     "Second Amended Certificate of Incorporation" means the Second Restated and Amended Certificate of Incorporation of the Company, as may be amended or restated from time to time;

     "Selling Investor" has the meaning ascribed to such term in Section 7.2(b);

     "Selling Stockholder" has the meaning ascribed to such term in Section 7.2(a);

     "Senior Management Group" means Rowe, Ronald Grigg, Louis Hernandez and any other employee of the Company or of RoweCan who earns in excess of $100,000 per annum;

     "Shares" means collectively the Exchange Options, Stock Options, the Common Shares, the Warrants and the Preferred Shares;

     "Stock Option" means an option to subscribe for Shares;

     "Stock Purchase Agreement" has the meaning ascribed thereto in the recitals;

     "Stockholders" means, collectively, Rowe, each of the Minority Stockholders, and each of the Investors, and any person to whom a Stockholder transfers any Shares, or to whom Shares are issued, in accordance with the terms of this Agreement and "Stockholder" means, individually, any one of them;

     "Subsidiary" means, with respect to any Person, a corporation, partnership, joint venture, limited liability company, association or other business entity Controlled by such Person;

     "Supermajority Interest" means, (i) as to the Common Shares, at least 75% of such shares and (ii) as to any indicated class or classes or series of the Preferred Shares, at least 75% of such shares, collectively, on a Fully Diluted basis;

     "Technology Agreement" means the technology license agreement between the Company and RoweCan dated April 1, 1997;

     "Total Liabilities" means the aggregate (without duplication) of all liabilities of the Company and its Subsidiaries and includes, without limitation, (a) any indebtedness which is secured by any Lien on any of their property even if the full faith and credit of the Company or of any Subsidiary is not pledged to the payment thereof, (b) any indebtedness for borrowed money or Funded Indebtedness if the Company or any Subsidiary is a Guarantor thereof; provided, that there shall be excluded any liability under a reimbursement agreement relating to a letter of credit issued to finance the importation or exportation of goods;

     "Transfer" has the meaning ascribed thereto in Section 7.1;

     "Warrants" means the Stock Purchase Warrant, dated April 25, 1997 issued by the Company to Philippe Villers and the Stock Purchase Warrant, dated April 25, 1997 issued by the Company to Jerome Rubin.

1.2 Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction and interpretation of this Agreement.

1.3 Construction. Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and neuter.

1.4 Applicable Law. This Agreement shall be construed and governed by the laws of the Commonwealth of Massachusetts.

1.5 Severability. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such provision shall be deemed to be severed and deleted herefrom and such illegality and invalidity shall not affect the validity or enforceability of the remainder hereof.

1.6 Currency. All references to dollars in this Agreement shall be to United States dollars unless otherwise specified herein.

1.7 Entire Agreement. This Agreement (and, (i) with respect to the Company, RoweCan, and the Class C Investors, the other Ancillary Agreements and (ii) with respect to the Company, RoweCan, Ronald Grigg and the Class B Investors, the Amended RoweCan Shareholders' Agreement and the Class B Purchase Agreement) constitutes the entire agreement among the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, understandings, representations or warranties, negotiations and discussions, whether oral or written, among the parties hereto with respect thereto, including without limitation the Original Stockholders' Agreement, the Amended and Restated Stockholders' Agreement and any other agreements among the stockholders of the Company entered into prior to the date hereof, which are hereby terminated. Notwithstanding the foregoing or any other provision of this Agreement or of the other agreements being executed in connection with the transactions contemplated by the Stock Purchase Agreement, and for the avoidance of any doubt, the parties hereby acknowledge and agree that the warrants held by Phillippe Villers or Jerome Rubin, as listed in Schedule 3.1(e) to the Stock Purchase Agreement, will not be affected by any of such agreements or transactions, and will continue in full force and effect following the execution and delivery of such agreements and the consummation of such transactions and that any shares received upon such exercise will be subject to this Agreement.

1.8 Amendment. No amendment of this Agreement shall be binding unless in writing and signed by the Company, the holders of a majority of the Common Shares and a Majority in Interest; provided, however, that (i) no amendment of any provision that would disparately and negatively impact one or more classes or series of Preferred Shares shall be made without the written consent of the holders of a Supermajority Interest of each such class or series, (ii) no provision granting rights specific to any holder can be amended without the written consent of such holder, (iii) the obligations of any holder may not be increased without the written consent of such holder and (iv) this Section 1.8 and Section 1.9 cannot be amended without the written consent of a Supermajority Interest of each of the Class A-1 Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares.

1.9 Waiver. No waiver by any party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon such party unless such waiver was consented to in writing by such party; provided, however, that with respect to rights of the Stockholders generally, the written consent of the holders of a majority of the Common Shares and a Majority in Interest shall be binding upon all of the Stockholders; provided further, however, that
(i) if the consent of the holders of a Supermajority Interest of any class of Preferred Shares shall be required to exercise any right or enforce any covenant, the consent of the holders of a Supermajority Interest of each such class of Preferred Shares shall be required to bind the holders of such class of Preferred Shares and (ii) if the waiver of any right or covenant will disparately and negatively impact one or more classes of Preferred Shares, a Supermajority Interest of each such class of Preferred Shares shall be required to bind the holders of such class of Preferred Shares. No waiver of the rights specific of any holder shall be binding upon such holder without the written consent of such holder. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

1.10 Time of Essence.  Time shall be of the essence of this Agreement.

1.11 Further Acts. The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

1.12 Accounting Principles. References in this Agreement to generally accepted accounting principles shall be deemed to be the generally accepted accounting principles from time to time approved by the Financial Accounting Standards Board or any successor institute, applicable as of the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.13 Voting by Investors. Unless otherwise required in this Agreement, the exercise by the Investors of any rights to be exercised collectively under this Agreement shall require the approval of a Majority in Interest.

1.14 Presumption of Exercise of Exchange Options. For purposes of the exercising of any rights pursuant to this Agreement, it shall be presumed that WV has exercised the Exchange Options.


                                   ARTICLE 2
                               TERM OF AGREEMENT

2.1 Term. Subject to Section 11.2, this Agreement shall come into force and effect on the date hereof and shall terminate (with the exception of the Exchange Options and the obligations of WV under Section 7.11) on the earlier of:

     (a)  the date on which only one Stockholder holds Shares;

     (b) the date this Agreement is terminated by written agreement of the holders of a majority of the Common Shares and a Supermajority Interest of each class of Preferred Shares;

     (c) the date upon which there shall occur a Qualifying Public Offering; provided, that from and after the date on which there occurs any Initial Public Offering (regardless of whether it is a Qualifying Public Offering), the provisions of this Agreement will lapse and be of no further force or effect with respect to Philippe Villers, Jerome Rubin and PV Securities Corp., or any Permitted Transferee of any of them; or

     (d) the sale of all of the Shares of the Company to a third party in compliance with this Agreement.

                                   ARTICLE 3
                          IMPLEMENTATION OF AGREEMENT

3.1 Stockholder Covenants. Each of the Stockholders covenants and agrees that it shall vote or cause to be voted the Shares of the Company owned by it to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions and intent of this Agreement.

3.2 Conflict. Subject to the provisions of the Act, in the event of any conflict between the provisions of this Agreement and the Second Amended Certificate of Incorporation and the Bylaws, the provisions of this Agreement shall govern. The parties hereto acknowledge and agree that, as the date hereof, conflicts may exist between this Agreement and the Second Amended Certificate of Incorporation and the Bylaws. Each of the Stockholders agrees to vote or cause to be voted the Shares owned by it so as to cause the Second Amended Certificate of Incorporation or the Bylaws to be amended to resolve each such conflict, and any other conflicts, in favor of the provisions of this Agreement.

3.3 Covenants by the Company. The Company consents to the terms of this Agreement and hereby covenants with each of the other parties hereto that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its business and affairs, and shall duly comply with, perform or otherwise satisfy all representations, warranties, covenants and agreements contained in each of the Stock Purchase Agreement and the Class B Stock Purchase Agreement on its part to be complied with, performed or otherwise satisfied, and each of the Stockholders shall vote or cause to be voted their respective Shares of the Company to cause the Company to fulfill its foregoing covenants.

                                   ARTICLE 4
                         COMPANY'S BUSINESS AND PURPOSE

4.1 Business and Purpose. The business and purpose of the Company shall be the provision of secure electronic commerce products and services (the "Company's Business").


                                   ARTICLE 5
                           DIRECTORS AND STOCKHOLDERS

5.1 Number of Directors. The Company shall, subject to Section 5.2, have eight Directors who shall be nominated and elected as provided for in Section 5.2.

5.2  Nomination and Election of Directors.

               (a)  Nomination:  The Board of Directors shall consist of (i) two
                    ----------
                    individuals appointed by the holders of the Class B Preferred Shares, one of whom shall be a representative from CIVF and one of whom shall be a representative of HCP; (ii) one individual appointed by WV (the Directors appointed pursuant to clauses (i) and (ii) shall be referred to herein as the "Class B Directors"); (iii) two individuals appointed by the holders of Common Shares, one of whom shall be the Chief Executive Officer of the Company (such Directors shall be referred to herein as the "Management Directors"); (iv) one individual appointed by at least sixty-six percent (66%) of the Class C Preferred Shares (the "Class C Director") if, and only if, the Company has not completed a Qualifying Public Offering within one hundred twenty (120) days of the date of this Agreement; and (v) two individuals, each of whom shall be an Independent, proposed by the Management Directors and approved by the unanimous approval of the Class B Directors and any Class C Director, which approval shall not be unreasonably withheld or delayed. Initially, the Directors appointed pursuant to (A) clause (i) shall be Stanley Fung and another person to be designated by HCP subsequent to the date hereof, (B) clause (ii) shall be James Whitaker, (C) clause (iii) shall be Richard Rowe and Philippe Villers, (D) clause (iv) shall be a person designated by Axiom (and provided that Axiom may replace such designee with another person affiliated with Axiom at any time until such time as at least sixty-six percent (66%) of the Class C Preferred Shares shall have appointed a person not affiliated with Axiom as the Class C Director in accordance with Section 5.2(b)), and (E) clause
                    (v) shall be Thomas Lemberg and Jerome Rubin. Each Investor holding at least 250,000 Shares (subject to adjustment for stock splits and stock combinations) shall be entitled to have a representative attend Board meetings.

                      (b)  Replacement:  The party or parties who appointed a
                           -----------
                    Director shall have the right to appoint a replacement for such Director, at any time and from time to time in accordance with the requirements of subsection 5.2(a). Any such party or parties who wishes to replace a Director may have such Director replaced at any duly constituted meeting of the Stockholders of the Company or shall forward a written resolution to that effect, signed by that Stockholder or those Stockholders, as the case may be, to the Stockholders. Upon receipt of such written resolution, the Stockholders shall execute the resolution and promptly return it to the party initiating the same, who, upon receipt thereof, shall forward the signed resolution to the Company for filing in the corporate minute book. The removal of a Director appointed in accordance with Section 5.2(a)(v) shall require the approval of the Management Directors and the unanimous approval of the Class B Directors and any Class C Directors, voting separately as a group. The replacement for any such Director shall be appointed in accordance with Section 5.2(a)(v).

     (c)  Sale of Shares:  In the event that any Stockholder sells all of its
          --------------
          Shares in accordance with this Agreement, the Directors appointed by such Stockholder shall resign and the purchaser shall be entitled to the same rights, if any, to nominate Directors as such Stockholder had.

     (d)  Indemnity:  The Company hereby indemnifies each Director and his or
          ---------
          her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she is made a party by reason of being or having been a director of the Company provided (i) he or she acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     (e)  Event of Non-Performance:  Notwithstanding anything to the contrary
          ------------------------
          contained in this Section 5.2, upon the occurrence of any Event of Non-Performance, the Board shall be increased by five Directors (resulting in a Board of up to thirteen Directors), with each of (i) WV, (ii) HCP and (iii) CIVF appointing one such Director, and a majority of the Class C Preferred Shares appointing two such Directors. The Company covenants to take all necessary action upon any Event of Non-Performance to amend the Bylaws to increase the maximum number of permitted Directors, if and as necessary. If, upon the occurrence of any Event of Non-Performance, a Majority in Interest agree, then the Put Option specified under Section 7.7 and the Substitute Purchaser provision specified under Section 7.9 hereunder shall be triggered.

     5.3  Term of Office.  The term of office of a Director shall commence on the date of that individual's election to the Board and shall terminate at the close of the next following annual meeting of the Stockholders, or until their successors are elected, or at any time prior thereto if the Stockholder nominating a Director replaces such Director in accordance with subsection 5.2(b) or otherwise in accordance with subsection 5.2(a).

     5.4  Powers and Duties of Directors.  Subject to the Act and the provisions hereof, the Directors shall manage or supervise the Company's Business except as such authority may be delegated by the Directors from time to time.

     5.5  Insurance.  The Company shall arrange director's insurance coverage for the Directors of the Company on terms and conditions and in an amount acceptable to a Majority in Interest of the Investors.

     5.6  Board Meetings.  Until the date that is 18 months from the date hereof, the Board shall meet at least once every six weeks, and thereafter the Board shall meet at least once every three months. Any Director shall be entitled to convene a meeting of Directors upon the requisite notice as required by the Second Amended Certificate of Incorporation.

     5.7  Committees.

     (a)  Compensation Committee:  The Board shall appoint a Compensation
          ----------------------
          Committee and the Compensation Committee shall make recommendations to the Board relating to compensation of all members of the Senior Management Group to the Board. The Board shall vote on such recommendations and, in order to be effective, such recommendations must be approved by a majority of the Board, and the Board shall have no other authority with respect to making decisions relating to compensation of members of the Senior Management Group. The Compensation Committee shall consist of three members, one of which shall be appointed by HCP and one of which shall be appointed by WV. In order to be effective, all recommendations of the Compensation Committee shall be made by a majority vote of its members at a meeting or in writing, with the exception that any changes to the compensation of Rowe or any employee of the Company or of RoweCan related to Rowe shall require the written approval of each of the Class B Investors.

     (b)  Audit Committee:  The Board shall appoint an Audit Committee that
          ---------------
          shall consist of three members, one of which shall be appointed by the CIVF and one of which shall be appointed by WV.

     5.8  Senior Officers.  Throughout the term of this Agreement, members of the Senior Management Group shall be compensated as set out in Schedule 3.1(ac)(vii) to the Stock Purchase Agreement. All changes to such compensation shall be made in accordance with subsection 5.7(a) hereof.

     5.9  Directors' Fees.  Any Director who is an Independent of the Company,
                    other than any Director who is an employee of an Investor or any of its affiliates, shall be entitled to such remuneration acceptable to the Board of Directors for each meeting, plus reasonable expenses incurred in attending such meeting, upon presentation of receipts therefor. Any representative of an Investor that is permitted to attend Board meetings or any Director who is a nominee of an Investor shall be entitled to be reimbursed for any reasonable expenses incurred in attending such meetings.

     5.10  Extraordinary Matters.  Notwithstanding any provision to the contrary in the Second Amended Certificate of Incorporation, the Bylaws or this Agreement, so long as at least 2,500,000 Class B Preferred Shares are issued and outstanding, which Shares shall include Shares that would be issued upon exercise of the Exchange Options or so long as at least 1,500,000 Class C Preferred Shares are issued and outstanding, the following matters shall require the written approval of a Majority in Interest, in addition to any requirements required by law and/or this Agreement:

     (a) the taking or institution of any proceedings for the liquidation, winding up, reorganization or dissolution of the Company or any of its Affiliates;

     (b) the amalgamation, consolidation, merger of, or the entering into of any agreement to amalgamate, consolidate or merge, the Company with any corporation, partnership, joint venture or firm, or the continuance or corporate reorganization of the Company of any kind or the purchase of any securities of any Person;

     (c) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company or of any of its Affiliates or any sale, lease, exchange, or other disposition of any such assets out of the ordinary course of business;

     (d)  the sale of any shares held by the Company in any of its Subsidiaries;

     (e) the purchase or redemption by the Company of any Shares other than as expressly provided in this Agreement;

     (f) the declaration, payment or setting aside for payment of any dividend, the distribution of any surplus or earnings, the return of any capital, the repayment or retirement of any indebtedness of the Company to any Stockholder, or any other payment or distribution of assets of the Company to any Stockholder;

     (g) the amendment of the Second Amended Certificate of Incorporation (other than as contemplated by Section 3.2 hereof);

     (h) the guarantee or indemnification by the Company of, or the grant of security by the Company for, the debts or obligations of any corporation, partnership, joint venture, firm or person;

     (i) the making of any loans with, the granting of any other financial assistance to or the entering into of any agreements with any Stockholder or Associate of such Stockholder;

     (j) any material change in the Company's Business or the taking of any action which may lead to or result in such material change;

     (k) the incorporation or acquisition of any corporation or other entity that would be an Affiliate of the Company or the acquisition of assets from any Person for consideration in excess of $50,000;

     (l) the hypothecation, mortgage, pledge or any act otherwise encumbering the Company's assets or any of them except as may be required by bankers in connection with the Company's normal banking activities and financing of capital expenditures in the normal course of business;

     (m) the issuance or allotment of Shares or the granting of any right, option or privilege to acquire any Shares, other than with respect to the Exchange Options or the Stock Options set forth on Schedule 3.1(e) to the Class B Stock Purchase Agreement and provided that notwithstanding this subsection 5.10(m), the Company shall be permitted to issue Stock Options to any of its or RoweCan's employees, with the exception of Richard Rowe, without the approval required by this Section 5.10, provided that (i) the Board of Directors has approved such issuance, (ii) the number of Shares that may be acquired on the exercise in full of such options (including options issued prior to the date hereof) is not greater than 2,620,371 Common Shares, and (iii) the vesting of options granted to such persons' after the date hereof shall not be at a rate in excess of 25% per annum, unless approved by all Directors, subject to acceleration upon a Sale Event or a

          Qualified Public Offering in a manner and to the extent approved by the Board of Directors.

     (n) any change in the number of issued and outstanding shares in the capital of the Company or any increase or reduction in the capitalization of the Company, including, without limitation, by way of any split, conversion or exchange of Shares or the issuance or sale of any shares with any rights on parity with or senior to the rights of the Preferred Shares, excluding the exercise of the Exchange Options;

     (o) the appointment of any firm-chartered accountants to act as auditor other than PricewaterhouseCoopers, Chartered Accountants;

     (p) the amendment or termination of any of the Marketing Agreement, the License Agreement or the Technology Agreement;

     (q) the creation or assumption at any time by the Company or any Subsidiary of any indebtedness for borrowed money or any Funded Indebtedness of any kind in excess of $25,000 on a per item basis to the extent not provided for in the Annual Business Plan; and

     (r) the creation of any material joint venture in which the Company is a party.

     The Company, WV and the other parties hereto agree that the foregoing covenants shall also apply to RoweCan and that any such actions shall not be taken by RoweCan without the prior written approval of a Majority in Interest.

     5.11  Extraordinary Matters/Class A-1 Preferred Shares.  Notwithstanding
                    any provision to the contrary in the Second Amended Certificate of Incorporation, the Bylaws or this Agreement, so long as any Class A-1 Preferred Shares are deemed to be issued and outstanding, the following matters shall require the written approval of WV, in addition to any requirements required by law and/or this Agreement:

     (a) any change in the terms, rights or privileges attaching to the Class A-1 Preferred Shares set forth in the Second Amended Certificate of Incorporation, excluding any change to such rights or privileges in connection with the issuance of securities that have rights or privileges that are on parity with or senior to the Class C Preferred Shares, which change is required in order to recognize the seniority to the Class A-1 Preferred Shares;

     (b) the creation or issue of any class of shares which would rank junior to the Class C Preferred Shares and senior to the Class A-1 Preferred Shares; and

     (c) any change to the conditions, rights or privileges attaching to the Class B Preferred Shares or the Class C Preferred Shares set forth in the Second Amended Certificate of Incorporation, the effect of which would be to increase the dividend paid thereon, adjust the conversion privilege, provide for a redemption privilege in favor of the Company or retraction privilege in favor of the holder, the liquidation provisions, or voting privileges.

     5.12  Key Person Insurance.  The Company covenants as between it and
                    RoweCan, that they will insure and keep insured the lives of Rowe and Ronald Grigg under a policy of "key person life insurance" in the amounts of $2,000,000 for Rowe and $1,000,000 for Ronald Grigg with the Company or RoweCan, as the case may be, as the sole beneficiary under such policy; provided, however, that the Board of Directors by unanimous vote may cease to insure the life of Ronald Grigg without the consent of the Investors.

     5.13  Dividends.  As provided in the Second Amended Certificate of
                    Incorporation, the determination of whether a dividend shall be payable in cash or in additional Shares shall be made in the discretion of the Board of Directors. At any time and from time to time after the third anniversary of the date hereof, (i) the Investors holding a Supermajority Interest of the Class A-1 Preferred Shares and the Class B Preferred Shares, collectively, may determine whether dividends declared on the Class B Preferred Shares and the Class A-1 Preferred Shares shall be payable in cash or in additional Shares, and (ii) the Investors holding a Supermajority of the Class C Preferred Shares may determine whether dividends declared on the Class C Preferred Shares shall be payable in cash or in additional Shares; provided, that the dividends with respect to each of the Class B Preferred Shares and the Class A-1 Preferred Shares must be payable in the same form. If the Board of Directors declares dividends on the Class B Preferred Shares in securities of the capital of the Company, it shall also declare dividends in securities of the capital of the Company on the Class A-1 Preferred Shares. In addition, to the extent that a dividend in any form other than securities in the capital of the Company is declared on the Class A-1 Preferred Shares or the Class B Preferred Shares at any time prior to the time that WV has exercised the Exchange Options, the Company shall cause RoweCan to pay a dividend to WV with respect to the RoweCan Class A Preferred Shares or the RoweCan Class B Preferred Shares, as applicable, in an amount equal to the amount WV would have received from the Company had WV exercised the Exchange Options prior to the declaration of such dividends. As further provided in the Second Amended Certificate of Incorporation, commencing on the date of issuance of the Class C Preferred Shares, the holders of the Class C Preferred Shares shall be entitled to a fixed, preferential, cumulative dividend in the amount of $ .230 per annum for each Class C Preferred Share. Dividends on the Class C Preferred Shares shall be payable only in the event of a liquidation, dissolution or winding up of the Company (as set forth in the Second Amended Certificate of Incorporation), or if a dividend is to be paid on any other Shares in which case such dividends on the Class C Preferred Shares shall be payable in preference and prior to any payment of any dividend on the Class A Preferred Shares, Class A-1 Preferred Shares, or Class B Preferred Shares or the payment of any dividend on the RoweCan Class A Preferred Shares or the RoweCan Class B Preferred Shares.




                                   ARTICLE 6
                       FINANCIAL AND ACCOUNTING PRACTICES

     6.1  Financial Information.

     (a) The Company shall deliver to each Investor holding at least 250,000 Shares within 90 days of the financial year end of the Company one copy of its annual financial statements, which shall be prepared on a consolidated basis and be audited by auditors from PricewaterhouseCoopers or a successor thereto, and appointed pursuant to subsection 5.10(o), including the balance sheet and statements of income, retained earnings and statements of cash flows, together with all supporting schedules. Such financial statements shall be signed by an authorized officer of the Company and shall be accompanied by a detailed report of the auditors of the Company (which report shall not be qualified). The Company shall furnish to each Investor, with the annual consolidated financial statements, a certificate signed by the chief financial officer of the Company or another senior officer satisfactory to each of the Investors to the effect that such annual financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Company and its Subsidiaries at the date thereof and to the effect that neither the Company nor its Subsidiaries is in breach of any of the covenants or representations and warranties contained herein, or, if such is not the case, detailed particulars of all breaches of covenants or representations and warranties, together in either case with reasonably detailed evidence of compliance with all financial covenants contained herein.

     (b) The Company shall furnish to each Investor holding at least 250,000 Shares, no later than 30 days prior to the end of each financial year, the Annual Business Plan (which shall be acceptable to a Majority in Interest, acting reasonably) for the next financial year which shall consist of the detailed budget and capital expenditures budget for such financial year. For the purposes of this Agreement, "Annual Business Plan" means, for any financial year, monthly detailed pro forma balance sheets, income statements, statements of cash flows for the Company prepared in accordance with generally accepted accounting principles on a consolidated basis each as approved by its Board of Directors together with such explanations, notes and information which, in the reasonable opinion of the Company, explain and supplement the information so provided and a capital expenditure plan indicating the nature and amount of capital expenditures proposed to be incurred in such financial year.

     (c) The Company shall provide in a form acceptable to each Investor holding at least 250,000 shares a monthly financial report to each Investor within 25 days after the end of each month consisting of the monthly and year-to-date financial statements on a consolidated basis in a form consistent with the Annual Business Plan and as normally prepared by management for its own use, which shall contain a comparison of budget to actual and to the prior year for the same period.

     (d) The Company shall provide to the Investors within 25 days of the end of each financial quarter, a certificate signed by the duly appointed president, vice-president or chief executive officer of the Company in the form of Exhibit A. The Company shall provide to each Investor, its representatives and agents, any other information concerning its financial position and business operations which the Investors, their representatives and agents, may from time to time request.

     6.2  Maintain Books.  The Company shall maintain accurate and complete books and records of all transactions, receipts, expenses, assets and liabilities of the Company in accordance with generally accepted accounting principles, consistently applied, as approved and adopted by the Board.

     6.3  Review of Books.  The Stockholders agree that the Investors shall, at their expense unless otherwise agreed by the parties hereto, be entitled to appoint a representative, agent or designee to review, on reasonable notice, all books, documents and records of the Company and shall be entitled to make copies thereof for their own purposes. The Investors and their representatives, agents and designees shall have the right to discuss at any time with management personnel of the Company such matters pertaining to the financial position, operations, investments and financings as may be of interest to the Investors or such representative, agent or designee from time to time.

     6.4  Fiscal Year.  The fiscal year of the Company shall end on the 31st day of December in each year, or such other date as is agreed to by the Board.

     6.5  Additional Items.

     (a) The Company will promptly give written notice to each Investor of all claims or proceedings pending or threatened against the Company which may have a material adverse effect on the business or operations of the Company and will supply each Investor with all information reasonably requested in respect of any such claim.

     (b) The Company will provide each Investor with 60 days' prior written notice of any merger, combination, sale of assets out of the ordinary course of business, or the Company's receipt of any serious inquiry regarding any of the foregoing events, or any other events which might reasonably prompt WV to exercise its Exchange Options.

     (c) The Company shall provide each Investor with copies of all correspondence issued by any independent auditor to either of the management of the Company and RoweCan relating to any examination of books and records of the Company.

     6.6  Net Worth.  The Company will not suffer or permit Net Worth at any time to be less than the required minimum amount in effect at the time in question. The required minimum amount shall be $500,000 for the calendar year 1998 and $7,500,000 for the calendar year 1999; and with respect to each calendar year thereafter, the required minimum Net Worth for each calendar year shall be determined by a Majority in Interest. Such determination shall be made after the Annual Business Plan for the applicable year has been received and approved in accordance with Section 6.1(b) but prior to January 1st of the applicable calendar year and shall be delivered to the Company in writing prior to January 1st of the applicable calendar year; provided, however that such determination of Net Worth shall not be greater than the Net Worth that would be achievable by the Company if its actual operations are consistent with the projections set forth in the applicable Annual Business Plan approved in accordance with Section 6.1(b).


                                   ARTICLE 7
                          SALE AND ISSUANCE OF SHARES

     7.1  Sale and Issue Restrictions.

     (a) None of the Stockholders may sell, grant an option to sell, encumber, pledge or create a security interest in or otherwise deal with (each a "Transfer") any of its Shares in the Company; provided, however, that
          (i) Shares may be pledged to the banker of the Company from time to time as security for indebtedness of the Company owed to such banker,and (ii) the foregoing restriction shall not apply to Transfers made in accordance with the provisions of this Agreement.

     (b) No proposed Transfer of any Shares (including the issuance thereof) in violation of this Agreement shall be valid, and the Company shall not record or Transfer any of the Shares dealt with in violation of this Agreement in the records of the Company, nor shall any voting rights attached to such Shares be exercised, nor shall any dividends be paid on such Shares during the period of such violation. Such disqualification shall be in addition to and not in lieu of any other remedies to enforce the provisions of this Agreement.

     (c) Notwithstanding anything else herein contained other than Section 7.6, prior to May 4, 2003, no Shares held by Stockholders other than the Investors may be Transferred without the prior written consent of a Majority in Interest, which consent may be arbitrarily withheld; provided, however, that the restrictions contained in this Section 7.1(c) shall terminate when both (i) the holders of Class B Preferred Shares shall have redeemed or converted more than 3,000,000 Class B Preferred Shares and (ii) the holders of Class C Preferred Shares shall have redeemed or converted more than 2,750,000 Class C Preferred Shares.

     (d) Notwithstanding any provision in this Agreement to the contrary, no Transfer of all or any portion of the Shares or any other equity securities of the Company or rights or warrants exercisable, exchangeable or convertible into any equity securities of the Company may be made (i) to any third party, if such third party is engaged, directly or indirectly, whether as an owner or an employee, in a business that is similar to or in competition with the business of the Company, (ii) unless the transferor provides, if required by the Company, evidence and assurances satisfactory to the Company in its reasonable discretion (which may include an opinion of counsel and/or appropriate representations and warranties from the transferor and transferee) that such Transfer is made in compliance with all applicable securities laws and regulations promulgated thereunder, and
          (iii) unless the transferee and the Company (on behalf of itself and the Stockholders) execute and deliver a written instrument acknowledging the receipt of a copy of the provisions and restrictions contained in this Agreement agreeing to comply herewith and be bound hereby. For greater certainty, but without limiting the foregoing, each of the Stockholders shall be bound by the provisions of this Agreement in respect of any Shares which may be acquired by such Stockholder after the date hereof in accordance with the provisions of this Agreement.

     (e) Any transferee of Shares, other equity securities of the Company or rights or warrants exercisable, exchangeable or convertible into equity securities of the Company, by reason of such Transfer, shall become a party to and be bound by this Agreement, as the same may be amended from time to time, and if and when a transferee becomes the owner of any Shares, this Agreement shall be amended by the Stockholders in any reasonable manner required to continue to provide the rights and protections contemplated herein in substantially the same manner in which such rights and protections were provided prior to such transferee becoming an owner of Shares. Any transferee of Shares shall have all of the rights and obligations under this Agreement of the transferring Stockholder that Transferred such Shares to that transferee.

     (f) Notwithstanding anything else herein contained, on any Transfer of Shares by the Investors pursuant to Section 7.7, each Investor shall be required to represent and warrant only that (i) its Shares are owned by it with a good and marketable title thereto, free and clear of any liens, charges, mortgages and encumbrances and (ii) it has the power to convey the Shares.

     (g) The Company shall (i) cause all holders of Stock Options and Warrants issued after the date hereof, and (ii) use its best efforts to cause all holders of Stock Options or Warrants issued prior to the date hereof, to execute and deliver a written instrument acknowledging the receipt of a copy of the provisions and restrictions contained in this Agreement and agreeing to comply herewith and be bound hereby.

          7.2  Offer.

     (a) If at any time a Stockholder, other than an Investor, or group of Stockholders other than a group of Investors, acting in concert (hereinafter collectively referred to as the "Selling Stockholder"), desires to Transfer to a third party all, but not less than all, of the Shares of the Selling Stockholder, the Selling Stockholder shall obtain from the third party a bona fide offer in writing, which offer shall be irrevocable for a period of 60 days (hereinafter in this Section 7.2 and Sections 7.3 and 7.4 referred to as the "Offer"), which it is ready and willing to accept, to purchase all of the Shares of the Selling Stockholder for the amount thereof set forth in the Offer by cash or certified cheque and shall give notice in writing to the other Stockholders of the receipt of the Offer within 10 days thereof together with a copy thereof. The Offer may but need not also provide for the purchase of indebtedness owed by the Company to the Selling Stockholder.

     (b) If at any time an Investor, or group of Stockholders including an Investor, acting in concert (hereinafter collectively referred to as the "Selling Investor"), desires to Transfer to a third party all, but not less than all, of the Shares of the Selling Investor, the Selling Investor shall obtain from the third party a bona fide offer in writing, which offer shall be irrevocable for a period of 60 days (hereinafter in this Section 7.2 and 7.4 referred to as the "Investor Offer"), which it is ready and willing to accept, to purchase all of the Shares of the Selling Investor for the amount thereof set forth in the Investor Offer by cash or certified cheque and shall give notice in writing to the other Investors of the receipt of the Investor Offer within 10 days thereof together with a copy thereof. The Investor Offer may but need not also provide for the purchase of indebtedness owed by the Company to the Selling Investor.

     7.3  Tag-Along and Purchase Rights.  Each Investor shall have the right to elect, by notice in writing to the Selling Stockholder, within 30 days from the date of receipt of a copy of the Offer, to:

     (a) as a condition precedent to any Transfer of the Shares by the Selling Stockholder, require the third party to amend the Offer to provide for the purchase of that number of Shares (which shall include, for greater certainty, in the case of WV, Shares acquired pursuant to the exercise of the Exchange Options both before and after the receipt of notice pursuant to Section 7.2) which are the subject matter of the

          Offer such that each of the Selling Stockholder and each Investor exercising its rights pursuant to this Section 7.3 shall sell from their respective holdings of Shares a fraction of the number of Shares which are the subject matter of the Offer, which fractions shall have as their numerators, in the case of the Selling Stockholder, the number of Shares held by the Selling Stockholder, and in the case of an Investor, the number of Shares held by such Investor, and the denominator of both such fractions shall be the sum of the number of Shares held by the Selling Stockholder and the Investors exercising their rights pursuant to this Section 7.3, for the same price per Share, and at the same time and on the same terms and conditions as contained in the Offer, in which case such Investors shall become a "Selling Stockholder" for purposes of this Article 7; or

     (b) if the Selling Stockholder is Rowe, as a condition precedent to any Transfer of the Shares by the Selling Stockholder, each Investor shall have the right to require the third party to amend the Offer to provide for the purchase of all of the Shares (or such Investor's pro rata portion (determined by the quotient of the number of Shares held by such Investor divided by the number of Shares held by all Investors exercising their rights under this Section 7.3(b)) of such lesser number as is the subject matter of the Offer) held by such Investor, prior to any purchase of Rowe's Shares, for the same price per Share, and at the same time and on the same terms and conditions as contained in the Offer, in which case such Investor shall become a "Selling Stockholder" for purposes of this Article 7.

     The restrictions set forth in this Section 7.3 shall not apply to any Transfer by an Investor.

     7.4  Right of First Refusal.

     (a) Except in the case where Section 7.6 shall apply, the Investors shall have the irrevocable right, exercisable by written notice given to the Selling Stockholder within 30 days after the giving of the notice by the Selling Stockholder, to purchase all but not less than all of the Shares of the Selling Stockholder or, if an Investor has exercised its option set forth in Section 7.3, the number of Shares of the initial Selling Stockholder and of such Investor which are the subject matter of the Offer (in either case, the "Selling Stockholder Shares"), and, if provided for in the Offer, indebtedness owed by the Company to the Selling Stockholder on the terms and conditions and for the amount set forth in the Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares (or in such other proportions as they may agree among themselves). In the event that one or more of the Investors elects to purchase his or its pro rata proportion of the Selling Stockholder Shares and, if applicable, indebtedness owed to the Selling Stockholder and one or more of the Investors declines to elect to so purchase, the Investor(s) electing to so purchase shall have the further right and option, exercisable by notice in writing within five days of being notified by the Selling

          Stockholder that one or more of the Investors has declined to so purchase, to purchase the remaining Selling Stockholder Shares and, if applicable, indebtedness owed to the Selling Stockholder, on the same terms and conditions and for the amount set forth in the Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares of such Investors (or in such other proportions as they may agree among themselves). The foregoing procedure shall be repeated as often as is necessary until either one or more of the Investors have elected to acquire all of the Selling Stockholder Shares and, if applicable, the indebtedness owed to the Selling Stockholder or until there remain Shares which no Investor has elected to purchase. If there shall remain Shares which no Investor has elected to purchase, the other Stockholders shall have the right and option, exercisable by notice in writing within 15 days of being notified by the Selling Stockholder that the Investors have declined to purchase all of the Selling Stockholder Shares, to purchase the remaining Selling Stockholder Shares and, if applicable, indebtedness owed to the Selling Stockholder on the same terms and conditions and for the amount set forth in the Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares of such Stockholders (or in such other proportions as they may agree among themselves). Where one or more of the Investors and/or Stockholders have elected to purchase all of the Selling Stockholder Shares, the Offer of the Investors and/or the Stockholders so electing for the Selling Stockholder Shares and, if applicable, the indebtedness owed to the Selling Stockholder shall be completed in accordance with its terms. If there shall remain Selling Stockholder Shares which no Investor or Stockholder has elected to purchase, notwithstanding that one or more Investors or Stockholders has elected to purchase Selling Stockholder Shares pursuant to this Section 7.4, the right of any Investor to acquire the Selling Stockholder Shares and, if applicable, the indebtedness owed to the Selling Stockholder shall be null and void and the provisions of Section 7.5 shall apply.

     (b) Except in the case where Section 7.6 shall apply, the Investors shall have the irrevocable right, exercisable by written notice given to the Selling Investor within 30 days after the giving of the notice by the Selling Investor, to purchase all but not less than all of the Shares of the Selling Investor (the "Selling Investor Shares"), and, if provided for in the Investor Offer, indebtedness owed by the Company to the Selling Investor on the terms and conditions and for the amount set forth in the Investor Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares (or in such other proportions as they may agree among themselves). In the event that one or more of the Investors elects to purchase his or its pro rata proportion of the Selling Investor Shares and, if applicable, indebtedness owed to the Selling Investor and one or more of the Investors declines to elect to so purchase, the Investor(s) electing to so purchase shall have the further right and option, exercisable by notice in writing within five days of being notified by the Selling Investor that one or more of the Investors has declined to so purchase, to purchase the remaining Selling Investor Shares and, if applicable, indebtedness owed to the Selling Investor, on the same terms and conditions and for the amount set forth in the Investor Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares of such Investors (or in such other proportions as they may agree among themselves). The foregoing procedure shall be repeated as often as is necessary until either one or more of the Investors have elected to acquire all of the Selling Investor Shares and, if applicable, the indebtedness owed to the Selling Investor or until there remain Shares which no Investor has elected to purchase. Where one or more of the Investors have elected to purchase all of the Selling Investor Shares, the Investor Offer of the Investors so electing for the Selling Investor Shares and, if applicable, the indebtedness owed to the Selling Investor shall be completed in accordance with its terms. If there shall remain Selling Investor Shares which no Investor has elected to purchase, notwithstanding that one or more Investors has elected to purchase Selling Investor Shares pursuant to this Section 7.4, the right of any Investor to acquire the Selling Investor Shares and, if applicable, the indebtedness owed to the Selling Investor shall be null and void and the provisions of Section 7.5 shall apply.

     7.5  Transfer of Shares - Right of First Refusal Not Exercised.

     (a) If, following compliance with Section 7.4(a), there shall remain Selling Stockholder Shares which no Stockholder has elected to purchase, the Selling Stockholder shall accept the Offer and complete the transaction with the said third party in accordance with the terms and conditions of such third party's Offer and the parties hereby agree to take all steps and proceedings required to have such third party entered on the books of the Company as a shareholder and, if applicable, as a debtholder of the Company, provided that if the Transfer of such Shares to the third party is not completed, the provisions of Article 7 shall again apply to any proposed Transfer of Shares. The Selling Stockholder is hereby irrevocably appointed the agent and attorney of the Stockholders and each of them for the purposes of effecting registration of the third party as a Stockholder of the Company. The Board of Directors or the Stockholders (including the Selling Stockholder), as the case may be, before consenting to the Transfer of the purchased Shares to the third party, shall require proof that the Transfer took place in accordance with the third party's Offer, and the Board of Directors shall refuse the recording of the Transfer of the purchased Shares which may have been Transferred otherwise than in accordance with the provisions of such Offer and of this Agreement.

     (b) If following compliance with Section 7.4(b) there shall remain Selling Investor Shares which no Investor has elected to purchase, the Selling Investor shall accept the Investor Offer and complete the transaction with the said third party in accordance with the terms and conditions of such third party's Investor Offer and the parties hereby agree to take all steps and proceedings required to have such third party entered on the books of the Company as a shareholder and, if applicable, as a debtholder of the Company, provided that if the Transfer of such Shares to the third party is not completed, the provisions of Article 7 shall again apply to any proposed Transfer of Shares. The Selling Investor is hereby irrevocably appointed the agent and attorney of the Investors and each of them for the purposes of effecting registration of the third party as a Stockholder of the Company. The Board of Directors or the Stockholders (including the Selling Investor), as the case may be, before consenting to the Transfer of the purchased Shares to the third party, shall require proof that the Transfer took place in accordance with the third party's Investor Offer, and the Board of Directors shall refuse the recording of the Transfer of the purchased Shares which may have been Transferred otherwise than in accordance with the provisions of the Investor Offer and of this Agreement.

     7.6  Drag-Along Rights.  If any of the Stockholders receives a Take-Over
                    Bid, as hereinafter defined, which such Stockholder(s) wish to accept, such recipient Stockholder(s) shall forthwith provide a copy of the Take-Over Bid to the other Stockholders together with a notice that he, she or it wishes to invoke the provisions of this Section 7.6, in which case if Stockholders holding not less than 75% of the total number of the aggregate issued and outstanding Shares (which shall include Shares which would be issued if the Exchange Options were exercised), including a Supermajority of each of the Class A-1 Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares, wish to accept such Take-Over Bid, such Stockholders shall have the right to require the other Stockholders, on 10 days' notice in writing to such other Stockholders, to sell all of the Shares held by them to the third party pursuant to the terms of the Take-Over Bid for the amount set forth in the Take-Over Bid by cash or certified cheque; provided, however, that, unless all of the holders of Preferred Shares agree otherwise, the holders of Preferred Shares shall receive an amount at least as great as the amount that such holders would have received upon a liquidation of the Company pursuant to Article V(B)(1) of the Second Amended Certificate of Incorporation. The Company is hereby irrevocably appointed the agent and attorney of all the Stockholders and each of them for the purposes of effecting registration of the third party as a Stockholder and, if applicable, debtholder of the Company in completing the sale of the Shares of such other Stockholders to the third party in accordance with this Section 7.6. For purposes hereof, "Take-Over Bid" shall mean an offer for all of the Shares made by a third party in which the liability of the Stockholders under the purchase agreement including, without limitation, liability for a breach of representation or warranty or for a claim under an indemnity shall be several, and not joint and several, and shall not, under any circumstances, exceed the lesser of its pro rata proportion of any claim and the purchase price payable to the Stockholders.

     7.7  Put Option.  The Investors shall have the right to require the Company to purchase from the Investors all, but not less than all, of the Investors' Shares (the "Put Option") (which in the case of WV shall include Shares which would be issued if the Exchange Options were exercised) (A) at any time after the date that is five years from the date hereof and before the date that is seven years from the date hereof; or (B) at the option of a Majority in Interest in accordance with Section 5.2(e), in the event there occurs an Event of Non-Performance. If the Put Option is exercised, the Company shall purchase the Investors' Shares at a purchase price equal to the greater of (1) the Fair Market Value for such Shares or (2) the purchase price paid to the Company by the Investors for such Shares, plus all accrued but unpaid dividends with respect to such Shares. Any purchase of the Investors' Shares in accordance with this Section by the Company, or, if the Stockholders elect in accordance with subsection 7.7(c), by the Stockholders (such Stockholders or the Company, as the case may be, being hereinafter referred to in this Section as the "Purchaser(s)"), shall be subject to the following terms and conditions, notwithstanding the provisions of Sections 7.1(c), 7.1(d), 7.1(e) or 7.2:

     (a) if Investors holding a Majority in Interest agree to exercise the Put Option, the Put Option shall be exercised by such Investors giving to the Company and each of the other Stockholders notice in writing (in this Section 7.7 called the "Notice") of the Investors' intention to exercise the Put Option;

     (b) the Notice shall also set forth (i) such Investors' best estimate, stated in dollars, of the Fair Market Value for their Shares and (ii) the purchase price paid to the Company for their Shares, plus all accrued but unpaid dividends with respect to their Shares; the greater of which, subject to Section 7.8, shall be the purchase price payable by the Purchaser(s);

     (c) the Stockholders other than the Investors shall have the option, exercisable in writing, to purchase the Investors' Shares, in place of or in addition to the Company, in such proportions as may be specified in a notice given by the Stockholders other than the Investors to the Investors and to the Company within 30 days of receipt of the Notice. If the Stockholders other than such Investors so elect, such of them who have elected to be Purchasers shall be obligated to purchase the Investors' Shares, but the Company shall not thereby be relieved of its obligation to purchase the Investors' Shares if the Stockholders who are the Purchasers fail to complete the transaction in accordance with this Section;

     (d) the purchase price shall be payable in full in cash or by certified cheque or bank draft at the time of completion of the transaction;

     (e) upon the completion of the transaction, the Investors shall cause their nominee(s) to resign from all offices and positions with the Company;

     (f) the completion of the transaction shall take place at the offices of Bingham Dana LLP in Boston, Massachusetts (or such other firm which is acting as counsel for the Company) before or on the date being 120 days after the date on which the Investors delivered the Notice; and

     (g) subject to Section 7.9(d), in the event that the requisite Investors exercise the Put Option and the Company cannot purchase, and the Stockholders did not elect to purchase, all of the Investors' Shares in accordance with this Section 7.7, (i) the Company shall purchase all of the Class C Preferred Shares before it purchases any Class A-1 Preferred Shares or Class B Preferred Shares, and if the Company cannot purchase all of the Class C Preferred Shares, it shall purchase a pro rata portion from each holder of Class C Preferred Shares, (ii) the Company shall purchase all of the Class B Preferred Shares before it purchases any Class A-1 Preferred Shares, and if the Company cannot purchase all of the Class B Preferred Shares, it shall purchase a pro rata portion from each holder of Class B Preferred Shares, and (iii) without prejudice to any other rights the Investors may have, the provisions of Section 7.9 shall apply.

     7.8  Price Resolution.  In the event that the Purchasers holding more than
                    50 percent of the Shares held by all Purchasers (a "Purchaser Majority") disagree with the Fair Market Value of such Shares contained in the Put Notice given by the Investors under Section 7.7, such Purchaser(s) shall have 15 days from the date the Put Notice is received within which to give written notice of such disagreement (in this Article called the "Dispute Notice") to the Investors and any other Purchasers. If no Dispute Notice is given by a Purchaser Majority within the prescribed time period, each of the Purchasers shall be deemed to have accepted the estimate of the Fair Market Value for such Shares set forth in the Put Notice. If the Investors receive a Dispute Notice within the prescribed time period, then within 20 business days thereafter, a Majority in Interest and a Purchaser Majority shall select a nationally recognized investment banking firm or appraiser (an "Appraiser") to determine the Fair Market Value of such Shares. If either a Majority in Interest or a Purchaser Majority shall fail to designate its Appraiser within said 20 business day period and thereafter shall fail to do so within three business days after written notice by the other party requesting such designation, then such Appraiser shall be appointed by the office of the American Arbitration Association or its successor. The two Appraisers shall separately complete their determinations of Fair Market Value of such Shares within 30 days after the date that the later of them is designated. The two Appraisers shall then meet together with the Investors and the Purchasers, or their representatives, and at such meeting each firm shall present to the other a sealed letter setting forth the Appraiser's judgment as to the Fair Market Value of such Shares and attempt to persuade all Investors and the Purchasers to reach agreement as to the Fair Market Value of such Shares. If a Majority in Interest and a Purchaser Majority do not reach agreement, then the two Appraisers shall designate a third Appraiser having the same minimum qualifications as the first two. If the first two Appraisers shall fail to agree upon the designation of a third Appraiser, then the third Appraiser shall be appointed by the American Arbitration Association. The third Appraiser shall conduct such investigations and hearings as he shall deem appropriate and within 30 days after his date of designation shall choose either the amount set forth in the letter of the Investor's Appraiser or that of the Purchaser's Appraiser, and no other amount, as the Fair Market Value of such Shares. The decision of the third Appraiser shall be in writing and shall be binding upon all the Investors and the Purchasers. The Company shall provide each of the three Appraisers with identical information regarding the Company and the Shares. All costs and expenses relating to the valuation of the Shares by the Appraisers shall be borne by the Company.

     7.9  Substitute Purchaser.  If at any particular time, the Investors have exercised the Put Option and the transaction contemplated by the Put Option has not been completed in accordance with the terms thereof, (i) the Stockholders other than the Investors shall lose their right to nominate any Director, (ii) the Directors nominated by the Stockholders other than the Investors shall immediately resign, (iii) the Investors shall have the further right to nominate and have elected an additional five Directors (one (1) to be appointed by WV, one (1) to be appointed by HCP, one (1) to be appointed by CIVF and two (2) to be appointed by a majority of the Class C Preferred Shares), exercisable immediately, (iv) the Investors shall not be bound by the provisions of Section
                    7.2 and may at the particular time proceed to sell their Shares, and (v) a Majority in Interest may require the sale of the Shares of the other Stockholders as follows:

     (a) The Investors shall, at the Company's expense, retain an investment adviser and instruct such investment adviser to solicit offers for all of the shares or assets of the Company.

     (b) All of the Stockholders shall (i) accept the first offer recommended for acceptance by the investment adviser and approved by a Majority in Interest within such period; (ii) execute and deliver the purchase and sale agreement, in the form recommended by the investment adviser and approved by the Investors holding a Majority in Interest, to such purchaser who makes such offer; and (iii) execute and deliver all other documents necessary to transfer the shares or assets of the Company, as the case may be, to such purchaser.

     (c) The Company is hereby irrevocably appointed the agent and attorney of all of the Stockholders and each of them for the purposes of accepting such offer, executing and delivering the sale agreement and executing and delivering all other documents necessary to transfer the shares or assets of the Company and effect registration of the purchaser as a shareholder of the Company, if applicable, on the condition that the Stockholders' portion of the purchase price is deposited in an account in each Stockholder's name with the Company's banker.

     (d) In the event that the Company cannot purchase all of the Class C Preferred Shares, the Class B Preferred Shares and the Class A-1 Preferred Shares as required under Section 7.7, then the provisions of this Section 7.9 shall apply for a period of six months prior to any purchase of the Class C Preferred Shares by the Company as provided under Section 7.7(g). If a sale does not occur within such six month period then the Company shall purchase the Class C Preferred Shares, the Class B Preferred Shares and the Class A-1 Preferred Shares as provided in Section 7.7(g). For greater certainty, without regard to this Section 7.9(d), if the Company fails to purchase the Class C Preferred Shares, the Class B Preferred Shares and the Class A-1 Preferred Shares, the provisions of this Section 7.9, except 7.9(d), shall apply.

     7.10  Exchange Options.

     (a) WV shall have the right (subject to a pro rata adjustment if WV shall have transferred any of its RoweCan Class A Preferred Shares or its RoweCan Class B Preferred Shares, as applicable) at any time and from time to time after the date hereof, to require the Company to exchange all, but not less than all, of its:

          (i) RoweCan Class A Preferred Shares into such number of fully paid and non-assessable Class A-1 Preferred Shares as is determined in accordance with the next sentence. The number of Class A-1 Preferred Shares that may be acquired as a result of such exchange shall be the number of Class A-1 Preferred Shares that WV would have held on the date of exchange assuming for such purposes that WV were issued 3,163,306 Class A-1 Preferred Shares on May 4, 1998 plus (to the extent that WV has not otherwise received equivalent value as a result of its holdings of RoweCan Class A Preferred Shares) any additional shares or assets (including dividends, whether declared or accumulated) which WV would have acquired (or subsequently received) had WV held such number of Class A-1 Preferred Shares from May 4, 1998; and

          (ii) RoweCan Class B Preferred Shares into such number of fully paid and non-assessable Class B Preferred Shares as is determined in accordance with the next sentence. The number of Class B Preferred Shares that may be acquired as a result of such exchange shall be the number of Class B Preferred Shares that WV would have held on the date of exchange assuming for such purposes that WV were issued 1,186,240 Class B Preferred Shares on May 4, 1998 plus (to the extent that WV has not otherwise received equivalent value as a result of its holdings of RoweCan

               Class B Preferred Shares) any additional shares or assets (including dividends, whether declared or accumulated) which WV would have acquired (or subsequently received) had WV held such number of Class B Preferred Shares from May 4, 1998.

               Notwithstanding the foregoing, WV may exchange a lesser amount of
                    RoweCan Class A Preferred Shares or RoweCan Class B Preferred Shares, as applicable, in order to participate in subsection 7.3(a).

                      (b) If WV exercises the Class A Exchange Option, WV shall transfer a total of 889,187 (subject to adjustment for stock splits and stock combinations) Class A-1 Preferred Shares (or any Common Shares received upon conversion thereof) in the event that either one of the following events occurs:

          (i) (A) prior to April 25, 2000, there is an Initial Public Offering which public offering is made at a price per share which will yield not less than $35,000,000 of gross proceeds to the Company, Shares are listed on The Toronto Stock Exchange, New York Stock Exchange, NASDAQ or other stock exchange acceptable to WV, and the "market price" of such shares, as determined in accordance with the Applicable Securities Legislation then in effect, would yield to WV, if WV were to sell all of its Class A-1 Preferred Shares at the time of such Initial Public Offering, or if WV were to have converted such Class A-1 Preferred Shares at the time of such Initial Public Offering, all of its Common Shares that WV shall have acquired as a result of its conversion of its Class A-1 Preferred Shares, a minimum 45% Compounded Cash on Cash Return after taking into account the reduced number of Shares which would be received by WV as a result of the application of this Section; and (B) prior to April 25, 2002, Shares to be received by WV as a result of the exercise of the Class A Exchange Option are not subject to an underwriters' lock-up and are otherwise freely tradeable (xx) in the United States either pursuant to Rule 144 of the United States Securities Act of 1933, as amended, without the requirement to file a registration statement, or as a result of the fact that a registration statement qualifying the WV Shares for trading shall have been filed by the Company, whether voluntarily or at the request of WV, or (xy) in Canada by reason of the Shares being listed and the requisite hold periods having expired, and in either case, the "market price" of such Shares, as determined in accordance with the Applicable Securities legislation then in effect, would yield to WV, if WV were then to sell all of its portion of such Shares, a minimum 45% Compounded Cash on Cash Return taking into account the reduced number of Shares which would be received by WV as a result of the application of this Section; or prior to April 25, 2000, there is a cash sale of either the combined assets of the Company and RoweCan or the shares of the Company and/or RoweCan which: (A) provides for payment in full of the purchase price in cash or by certified cheque or bank draft at the closing of the transaction; (B) provides for no continuing liability with respect to either of the Company and RoweCan on the part of WV; and (C) provides WV with proceeds with respect to its Class A-1 Preferred Shares, or if at the relevant time WV were to have converted its Class A-1 Preferred Shares into Common

               Shares, with respect to its Common Shares, which are the greater of (1) $8,000,000, or (2) a minimum 45% Compounded Cash on Cash Return after taking into account the reduced number of Shares which would be received by WV as a result of the application of this Section; or

          (ii) prior to April 25, 2000, there is a cash sale of either the combined assets of the Company and RoweCan or the shares of the Company and/or RoweCan which: (A) provides for payment in full of the purchase price in cash or by certified cheque or bank draft at the closing of the transaction; (B) provides for no continuing liability with respect to either of the Company and RoweCan on the part of WV; and (C) provides WV with proceeds with respect to its Class A-1 Preferred Shares, or if at the relevant time WV were to have converted its Class A-1 Preferred Shares into Common Shares, with respect to its Common Shares, which are the greater of (1) $8,000,000, or (2) a minimum 45% Compounded Cash on Cash Return after taking into account the reduced number of Shares which would be received by WV as a result of the application of this Section.

     The transfer of the 889,187 Shares (Class A-1 Preferred Shares or Common Shares, as applicable) shall be for no additional consideration to the Stockholders listed in Schedule 7.11 (and in such proportions noted in Schedule 7.11).

     (c) Any exercise of the Exchange Options shall be subject to the following terms and conditions:

          (i) each Exchange Option shall be exercised by WV, giving to the Company and each of the other Stockholders, notice in writing of WV's intention to exercise such Exchange Option;

          (ii) on closing the Company shall be deemed to represent and warrant that the Preferred Shares to be issued have been issued as fully paid and non-assessable;

          (iii) the completion of the transaction shall take place at the offices of WV in Toronto, Ontario, on or before or on the date being 10 days after the date on which WV exercises such Exchange Option; and

          (iv) upon the completion of the transaction, WV shall cause its nominee(s) to resign from all offices and positions with RoweCan.

     (d) In the event of (i) any liquidation, dissolution, winding up, or merger of the Company or RoweCan or (ii) the vote of a majority of the Directors (A) WV's RoweCan Class A Preferred Shares shall be exchanged into that number of fully paid and non-assessable Class A-1 Preferred Shares determined in accordance with Section 7.10(a), and (B) WV's RoweCan Class B Preferred Shares shall be exchanged into that number of fully paid and non-assessable Class B Preferred Shares determined in accordance with Section 7.10(a); and such exchanges shall be subject to the terms and conditions set forth in Sections 7.10(c)(ii), 7.10(c)(iii) and 7.10(c)(iv).

          7.11 Required Transfer. If and only if WV has exercised the Class A Exchange Option and the number of Shares which may be acquired pursuant to the exercise thereof has not been reduced by reason of the application of subsection 7.10(b) and either of the following apply:

     (a) (i) prior to April 25, 2000, there is an Initial Public Offering which public offering is made at a price per share which will yield not less than $35,000,000 of gross proceeds to the Company, Shares are listed on the Toronto Stock Exchange, New York Stock Exchange, NASDAQ or other stock exchange acceptable to WV, and the "market price" of such shares, as determined in accordance with the Applicable Securities Legislation then in effect, would yield to WV, if WV were to sell all of its Class A-1 Preferred Shares at the time of such Initial Public Offering, or if WV were to have converted such Class A-1 Preferred Shares at the time of such initial Public Offering, all of its Common Shares that WV shall have acquired as a result of its conversion of its Class A-1 Preferred Shares, a minimum 45% Compounded Cash on Cash Return after taking into account the reduced number of Shares which would be received by WV as a result of the application of this Section; and (ii) prior to April 25, 2002, Shares held by WV are not subject to an underwriters' lock-up and are otherwise freely tradeable
          (xx) in the United States either pursuant to Rule 144A of the United States Securities Act of 1933, as amended, without the requirement to file a registration statement, or as a result of the fact that a registration statement qualifying the WV Shares for trading shall have been filed by the Company, whether voluntarily or at the request of WV, or (xy) in Canada by reason of the Shares being listed and the requisite hold periods having expired, and in either case, the "market price" of such Shares, as determined in accordance with the Applicable Securities Legislation then in effect, would yield to WV, if WV were then to sell all of its portion of such Shares, a minimum 45% Compounded Cash on Cash Return after taking into amount the reduced number of Shares which would be held by WV as a result of the application of this Section, or

     (b) prior to April 25, 2000, there is either a cash sale of the combined assets of the Company and RoweCan or the shares of the Company and/or RoweCan which: (i) provides for payment in full of the purchase price in cash or by certified cheque or money order at the closing of the transaction; (ii) provides for no continuing liability with respect to either of the Company and RoweCan on the part of WV; and (iii) provides WV with proceeds with respect to its Class A-1 Preferred Shares, or if at the relevant time WV were to have converted its Class A-1 Preferred Shares into Common Shares, with respect to its Common Shares, which are the greater of (A) $8 million, or (B) a minimum 45% Compounded Cash on Cash Return after taking into account the reduced number of Shares which would be held by WV as a result of the application of this Section, then WV will transfer a total of 889,187 (subject to adjustment for stock splits and stock combinations) of its Shares (Class A-1 Preferred Shares or Common Shares, as applicable) for no additional consideration to the Stockholders listed in
                    Schedule 7.11 (and in such proportions noted in Schedule 7.11).

          7.12 Reservation of Shares Issuable on Exercise of Exchange Options. The Company at all times and from time to time shall reserve and keep available, solely for issuance and delivery on the exercise of the Exchange Options, a number of Shares equal to the aggregate number of Shares issuable upon exercise of the Exchange Options. If at any time the Company does not have sufficient authorized Shares to comply with the foregoing sentence, the Company promptly shall take all steps necessary to amend its Second Amended Certificate of Incorporation to provide a reserved number of Shares sufficient to effect the exercise in full of the Exchange Options.

          7.13 Conversion of Preferred Shares. In accordance with Article VI(A)(2) of the Second Amended Certificate of Incorporation, the Class A Preferred Shares shall be converted into Common Shares at the same time as any Class A-1 Preferred Shares, Class B Preferred Shares or Class C Preferred Shares shall be converted into Common Shares.

          7.14 Rights of Purchaser. Any purchaser of Shares from any Stockholder in accordance with the provisions of this Agreement shall be entitled to all of the benefits accruing to such Stockholder hereunder and shall be subject to the obligations of such Stockholder hereunder.

          7.15 Assignment to Permitted Transferees. Any Stockholder may assign all, or any portion of, the Shares held by such Stockholder to a Permitted Transferee, provided that:

     (a) the Permitted Transferee which is a corporation or a trust has agreed, in form and terms satisfactory to a Majority in Interest, acting reasonably, that as long as it shall hold such Shares it shall (i) remain a corporation or trust, as applicable, (ii) have no assets other than the Shares, the rights attached to such Shares and any dividend or interest paid in connection with such Shares, and (iii) not conduct any business other than that of holding the Shares;

     (b) the assignor has agreed prior to such assignment, in form and terms satisfactory to a Majority in Interest, acting reasonably, that as long as the Permitted Transferee holds such Shares the assignor shall
          (i) not transfer to any Person the legal and/or beneficial ownership of any issued and outstanding share, equity security or ownership, participatory or profit interest in the Permitted Transferee or otherwise deal with any interest, the effect of which would result in a change in the Control of the Permitted Transferee by any mechanism whatsoever, (ii) not be relieved of its obligations hereunder and continue to be bound by this Agreement as if it continued to be a Stockholder, (iii) represent the Permitted Transferee in all of the Permitted Transferee's dealings with the Company and other Stockholders, and (iv) jointly and severally with the Permitted Transferee (each waiving the benefit of division and discussion) be liable to the other Parties for the obligations of the Permitted Transferee under this Agreement; and

     (c) without limiting the generality of Section 7.1(e), the Permitted Transferee shall first enter into an agreement with the other parties hereto to be bound hereby.

          7.16 Assignment to PV Securities Corp. PV Securities Corp. may assign all (but not less than all) of the Shares held by it to Philippe Villers, provided that, without limiting the generality of Section 7.1(e), Philippe Villers shall first enter into an agreement with the other parties hereto to be bound hereby.

          7.17 Assignment by Azalea Mall, L.L.C. Azalea Mall, L.L.C. may assign the shares held by it to one or more of its Affiliates, provided that, without limiting the generality of Section 7.1(e), such Affiliates shall first enter into an agreement with the other parties hereto to be bound hereby.


                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

          8.1 General. Each Stockholder hereby represents and warrants to each other Stockholder and to the Company that such Stockholder:

     (a) is neither a party to nor bound by any agreement regarding the ownership of its Shares, other than this Agreement, the Ancillary Agreements or an agreement to effect a transfer of Shares in accordance with the terms of this Agreement;

     (b) is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by such Stockholder of this Agreement or the performance by such Stockholder of any of the terms hereof; and

     (c) assuming the accuracy of the representations of the Company in Section 3.1(d) of the Stock Purchase Agreement, owns its Shares beneficially and as of record with good and marketable title thereto free and clear of all legal rights and encumbrances.

          8.2 The Company. The Company hereby represents and warrants to each Stockholder that, as at the date of this Agreement:

     (a) there are no outstanding options or agreements by the Company to issue securities in the capital of the Company and no understandings capable of becoming such agreements other than those listed in Schedule 3.1(e) of the Stock Purchase Agreement; and

     (b)  the recitals to this Agreement are true and correct.

          8.3 Representations and Warranties Pertaining to PV Securities Corp. Philippe Villers represents and warrants that:

     (a) the assets of PV Securities Corp. include shares in the capital of the Company which are owned by PV Securities Corp. free and clear of all Liens, charges and encumbrances; and

     (b) Philippe Villers owns all of the outstanding shares of PV Securities Corp. free and clear of all Liens, charges and encumbrances.


                                   ARTICLE 9
                               ADDITIONAL CAPITAL

          9.1 Related Party Loans. All loans to any Related Party shall be made on commercially reasonable terms and conditions.

     (a) Such loans are hereby expressly subordinated, to the extent and in the manner provided in this Section 9.1, without any further action or documentation whatsoever being necessary to give effect to such subordination, in right of payment to the prior payment in full of all other obligations of the Company for borrowed money, all charges and security interests created thereby and all indebtedness, liabilities and obligations secured thereby (collectively, the "Other Indebtedness").

     (b) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, or any marshaling of the assets and liabilities of the Company (collectively referred to as a "Proceeding"), the holders of Other Indebtedness shall be entitled to receive payment in full of all the Other Indebtedness before any lending Related Party shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in any such event in respect of his, her or its Related Party loan.

     (c) Upon any payment or distribution of assets of the Company referred to in this Section 9.1, any lending Related Party shall be entitled to call for and rely upon a certificate, addressed to such lending Related Party, of the person making any such payment or distribution for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Other Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.1.

     (d) Subject to the payment in full of all Other Indebtedness, any lending Related Party shall be subrogated to the rights of the holders of Other Indebtedness to receive payments and distribution of assets of the Company in respect of and on account of Other Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by such lending Related Party but for the provisions of Section 9.1, until the principal of and interest on the Other Indebtedness shall be paid in full. No payment or distribution of assets of the Company to the lending Related Party which would be payable or distributable to the holder of Other Indebtedness pursuant to this Section 9.1 shall (to the extent paid over to or held for the account of holders of Other Indebtedness), as between the Company, its creditors (other than the holders of Other Indebtedness) and such lending Related Party, be deemed to be a payment by the Company to or on account of such lending Related Party, it being understood that the provisions of this Section 9.1 are, and are intended, solely for the purpose of defining the relative rights of the lending Related Party, on the one hand, and the holders of the Other Indebtedness on the other hand. Nothing contained in this Section 9.1 is intended to or shall impair, as between the Company and its creditors (other than the holders of Other Indebtedness and the lending Related Party), the obligation of the Company, which is unconditional and absolute, to pay to the lending Related Party the principal of and interest on his, her or its Related Party loan and any other amounts payable under his, her or its Related Party loan as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative rights of the lending Related Party and creditors of the Company, other than the holders of the Other Indebtedness, nor shall anything herein or therein prevent the lending Related Party from exercising all remedies otherwise permitted by applicable law upon default under his, her or its Related Party loan subject to the rights, if any under this Section 9.1, of the holders of Other Indebtedness upon the exercise of any such remedy.

     (e)  In the event that, notwithstanding the foregoing provisions of this
          Section 9.1, the lending Related Party shall have received any payment after a Proceeding has commenced before all Other Indebtedness has been paid in full, the lending Related Party shall hold such payment in trust for the benefit of the holders of

          Other Indebtedness and shall forthwith, upon the completion of the Proceeding, pay such payment over to such holders of Other Indebtedness for application against unpaid Other Indebtedness.

     (f) For greater certainty, this Section 9.1 shall not be construed so as to prevent the lending Related Party from receiving and retaining any payments on account of his, her or its Related Party loan which are made (i) in a manner that is consistent with the terms of his, her or its Related Party loan and (ii) at any time when no event of default, as defined in any Other Indebtedness or the instrument creating the same, has occurred and is continuing and in respect of which notice has been given by or on behalf of the holders of Other Indebtedness to the Company and the Related Party. Until written notice shall be given to the Related Party by or on behalf of any holder of any Other Indebtedness of the occurrence of any default with respect to such Other Indebtedness or the existence of any other facts which would have the result that any payment with respect of any Related Party loan would be in contravention of the provisions of this Section 9.1, the lending Related Party shall be entitled to assume that no such default has occurred, or that no such facts exist.

     (g) The holders of Other Indebtedness shall be entitled to rely and shall be third-party beneficiaries of the provisions of this Section 9.1.

     (h) The provisions of this Section 9.1 shall have no application to loans made by the Investors to the Company.

          9.2 Future Debt Financings. If the Company requires additional capital by way of debt, it shall first advise the Investors of its requirements in writing (the "Required Financing"). Upon receiving such notice, each of the Investors shall have 45 days within which to notify the Company if they wish to provide the Required Financing. If more than one Investor elects to provide such financing to the Company, each such Investor shall provide a portion of the Required Financing which shall be determined by multiplying the amount of the Required Financing by a fraction, the numerator of which is the number of Shares held by such Investor and the denominator of which is the number of Shares held by all Investors who elect to provide the Required Financing. The Required Financing shall be on the terms and conditions as may be negotiated between such parties. During that time, the Company shall provide to each of the Investors, at such Investor's request, all such information as such

                    Investor may reasonably require to make its determination. In the event that the parties are unable to agree upon the terms of the Required Financing within such 45 day period, the Company shall deliver to the Investors, within 5 days following the expiry of such 45 day period, a term sheet outlining the terms and conditions upon which it would be prepared to proceed with the Required Financing. The Investors shall have a further period of 10 days within which to accept or reject the terms of the Required Financing. In the event that either all Investors reject the terms of financing or fail to give notice within the prescribed time period as aforesaid, the Company shall be free to pursue obtaining its debt financing with other Persons on terms no less favorable to the Company or more favorable to such Persons than those set forth in the term sheet provided to the Investors.

          9.3 Future Equity Financings. (a) If the Company requires additional capital by way of equity, the Company shall provide written notice to the Stockholders specifying the terms and conditions of the proposed equity issue including the amount of financing to be raised, the type of security to be issued, the price per security to be issued and the target completion date. Each Stockholder shall have the irrevocable right, exercisable by written notice given to the Company within 30 days after the giving of the above notice by the Company, to participate in the equity financing on a pro rata basis (determined by the ratio of the Stockholder's then existing holdings of Shares to the total holdings of all Stockholders on a Fully Diluted basis) on the terms and conditions set forth by the Company. In the event that one or more Stockholders elects to subscribe for his or its pro rata proportion of the proposed equity issue and one or more Stockholders declines to so subscribe, the Stockholder(s) electing to so subscribe shall have the further right and option, exercisable by notice in writing within five days of being notified by the Company that one or more Stockholders has declined to so subscribe, to subscribe for the remaining equity on the same terms and conditions as set forth by the Company in proportion to their respective holdings of Shares (or in such other proportions as they may agree among themselves). The foregoing procedure shall be repeated as often as is necessary until the equity issue is fully subscribed or until there remains equity which no Stockholder has elected to subscribe for. If there remains equity which no Stockholder has elected to subscribe for, the Company may elect to proceed with the equity financing in an amount equal to the amount subscribed for under this Section 9.3 or decline to proceed and to pursue its equity capital requirements through other sources on terms and conditions no more favorable than the terms and conditions specified to the Stockholders. Nothing contained in this Section 9.3 shall affect the requirement that requisite Investors provide written approval to the proposed equity financing in accordance with Section 5.10 of this Agreement.

               (b) The parties hereto agree and acknowledge that the provisions of this Section 9.3 and Section 9.2 of the Amended and Restated Stockholders' Agreement do not apply to the transactions contemplated by the Stock Purchase Agreement.

          9.4 Exceptions to Pre-Emptive Rights. Notwithstanding Section 9.3 hereof, no Stockholder shall have any rights thereunder in respect of:

     (a) the issue of any options or shares of the Company pursuant to a stock option plan for employees and other persons approved by the Board of Directors and consented to in accordance with Section 5.10 hereof;

     (b) shares issued as a stock dividend or pursuant to the exercise of conversion privileges, options or rights previously granted by the Company in accordance with Section 9.3;

     (c)  shares issued to WV pursuant to the Exchange Options;

     (d) shares issued in connection with the Company's acquisition of another Person; or

     (e)  shares offered to the public pursuant to a Qualifying Public Offering.


                                   ARTICLE 10
                                GENERAL MATTERS

          10.1 Noncompetition Agreements. The Company shall cause each current and future vice-president of the Company to sign a

                    Noncompetition Agreement in the form attached hereto as Exhibit B.

          10.2 Amendment to Bylaws. The Company shall not amend or restate the Bylaws without the prior written consent of a Majority in Interest.

          10.3 No Agency or Partnership. Nothing contained in this Agreement shall make or constitute any party the representative, agent, principal or partner of any other party and it is understood that no party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other party.

          10.4 Notice. Any notice, request, consent or other communication hereunder to any party will be in writing and will be either personally delivered, or sent by certified mail, return receipt requested, or sent by facsimile, confirmation of receipt requested, or sent by reputable overnight courier service (charges prepaid) to the address set forth below such party's signature on the signature pages hereto. Notices will be deemed to have been given hereunder when delivered personally; five business days after deposit in the mail; when confirmation of receipt is received; and one day after deposit with a reputable overnight courier service.

          10.5 Endorsement of Share Certificates. Any and all certificates representing Shares now or hereafter beneficially owned by the Stockholders during the term of this Agreement shall have endorsed thereon, in bold type, the following legends (or, in place of the first legend below, the legend required by the Original Stockholders' Agreement or the Amended and Restated Stockholders' Agreement):

          "The securities evidenced by this certificate are subject to the terms of, and disposition and transfer of such securities is restricted in accordance with, the provisions of an agreement dated as of December 11, 1998 made between the Company and each and all of the holders of shares. A copy of the said agreement, together with all amendments and supplements thereto, is available for inspection from the Secretary of the Company on request and without charge at its registered office."

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or there is presented to the Company an opinion of counsel to the effect that such registration is not necessary."

          10.6 Assignment. Neither this Agreement nor any rights or obligations hereunder are assignable by the parties hereto without the prior written consent of the other parties hereto, subject to the rights of Stockholders to sell their Shares pursuant to the terms of this Agreement and provided that the purchaser of such Shares agrees to be bound hereby. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal personal representatives, successors and permitted assigns.

          10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any Party by facsimile signature.

          10.8 Publicity. Notwithstanding Section 11.1, the Investors and the Company shall be permitted reasonable publicity with regard to the transactions contemplated herein. Such publicity shall be reviewed and approved by the other Investors and the Company prior to release.


                                   ARTICLE 11
                                CONFIDENTIALITY

          11.1 Confidentiality. The parties hereto agree to treat all information, data, reports and other records ("information") relating to the Company's Business as confidential and will not disclose such information to any third party, other than their legal advisors, Permitted Transferees or auditors (and, in the case of WV, the auditors appointed under the Labour Sponsored Venture Capital Corporations Act, 1992 (Ontario), as amended, and, in the case of Azalea Mall, L.L.C. and its Affiliates, the National Association of Insurance Commissioners) or any representative of any partner or equity holder of any of the Investors, without the prior written consent of the other parties; provided, however, no Stockholder shall be liable for any such disclosure if such information:

     (a) becomes generally available to the public other than as a result of a disclosure by a Stockholder or its representatives in violation of this Agreement;

     (b) was available to a Stockholder on a non-confidential basis without violation of this Agreement prior to its disclosure by the Company or its representatives;

     (c) becomes available to a Stockholder on a non-confidential basis without violation of this Agreement from a source other than the Company or its representatives provided that such source is not bound by a confidentiality agreement with the Company or a duty of confidentiality to or in respect of the Company to the knowledge of the Stockholder; or

     (d) is required by law or regulatory authority to be disclosed, provided that a Stockholder first notifies the Company that it believes it is required to disclose such information and, if possible, it allows the Company a reasonable period of time to contest the disclosure of such information.

          11.2 Survival. The terms of this Article 11 shall survive any termination of this Agreement without limit as to time.



                           [Signature pages follow.]

                                    Amended and Restated Stockholders' Agreement
                                                               Signature Page 61


                    IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                ROWECOM INC.

                                By:____________________________________
                                   Name:
                                   Title:


                                By:____________________________________
                                   Name:
                                   Title:

                                   725 Concord Avenue
                                   Cambridge, Massachusetts
                                   USA 02138
                                   Attn:  Dr. Richard Rowe, Mr. Louis Hernandez
                                   Facsimile: 617-497-6825

                                    Amended and Restated Stockholders' Agreement
                                                               Signature Page 62

                                     WORKING VENTURES CANADIAN
                                     FUND INC.


                             By:_____________________________________________
                                Name:
                                Title:

                                250 Bloor Street East, Suite 1600
                                Toronto, Ontario M4W 1E6
                                Facsimile: 416-929-2421
                                Attn:  Graham Matthews and W. James Whitaker

                                     AXIOM VENTURE PARTNERS II
                                     LIMITED PARTNERSHIP
                              By Axiom Venture Associates II Limited Liability Company, its General Partner

                              By:____________________________________________
                                 Name:
                                 Title:

                                 CityPlace II - 17th Floor
                                 185 Asylum Street
                                 Hartford, CT 06103
                                 Facsimile: 860-548-7797
                                 Attn: Sam McKay

                              ZERO STAGE CAPITAL VI, L.P.

                              By Zero Stage Capital Associates VI, LLC, its General Partner


                              By:____________________________________________
                                 Name: Stanley Fung
                                 Title: Managing Member

                                 101 Main Street - 17th Floor
                                 Cambridge, MA 02142
                                 Facsimile: 617-876-1248
                                 Attn: Stanley Fung

                                    Amended and Restated Stockholders' Agreement
                                                               Signature Page 63

                                         Attn:  Stanley Fung

                                         [ADDITIONAL INVESTORS]
                                         HIGHLAND CAPITAL PARTNERS III
                                         LIMITED PARTNERSHIP

                              By:   Highland Management Partners III
                                                 Limited Partnership

                                         Title: General Partner

                              By:____________________________________________
                                 Name:
                                 Title:

                                         Two International Place
                                         Boston, Massachusetts 02110
                                         Facsimile:  617-531-1550
                                         Attn:


                                         HIGHLAND ENTREPRENEURS' FUND III
                                         LIMITED PARTNERSHIP

                              By:        HEF III LLC

                                         Title: General Partner


                              By:____________________________________________
                                 Name:
                                 Title:

                                         Two International Place
                                         Boston, Massachusetts 02110
                                         Facsimile:  617-531-1550
                                         Attn:

                                    Amended and Restated Stockholders' Agreement
                                                               Signature Page 64

                                PV SECURITIES CORP.


                             By:_____________________________________________
                                    c/o:  PHILIPPE VILLERS

                                        20 Whits Ends
                                        Concord, Massachusetts 01742

        _____________________________________________________________


        RICHARD ROWE                            JAMES COVELL
        37 Golden Street                        138 Parkview Drive
        Belmont, Massachusetts 02138            Strathroy, Ontario N7G4A9
                                                Canada


        _____________________________________________________________

        DONNA WOLFE                             JEROME S. RUBIN
        47 Shavian Blvd.                        606 Indian Field Road
        London, Ontario N6G2P1                  Mead Point
        Canada                                  Greenwich, Connecticut 06830


        ____________________________________________________________

        RONALD GRIGG                            TOM LEMBERG
        740 Froldfoot Lane, #1206               13 Gypsy Trail
        London, Ontario NgH5H2                  Weston, Massachusetts 02193
        Canada


        _____________________________________________________________

        SIMON REISMAN                           DAVID TERHUNE
        146 Roger Road                          Six Montchanin Court
        Ottowa, Ontario K1H 5C8                 Montchanin, Delaware 19720
        Canada


        _____________________________________________________________

        FRANK ANGELETTI                         JACQUES RAIMAN
        9 Shavian Court                         Aureus Castleman fur l' Auvignon
        London, Ontario N6G2P1                  32100 Gers
        Canada                                  France

                                    Amended and Restated Stockholders' Agreement
                                                               Signature Page 65

        ____________________________________________________________

        ELIZABETH NACKLEY                       RANDY HEARN
        39 Searle Road                          287 Riverview Drive
        West Roxbury, Massachusetts 02132       Strathroy, Ontario N7G264
                                                Canada

                                    Amended and Restated Stockholders' Agreement
                                                               Signature Page 66

                                         PAI, WEI MING CHUNG


                                         By: CIVF Management, Ltd.,
                                              attorney in fact pursuant to Power
                                              of Attorney dated _________, 1998

                                         By: ______________________________
                                         Name: Daniel Kellogg
                                         Title:

                                         2 FL, No. 420
                                         Fu-husing N. Road
                                         Taipei, Taiwan ROC
                                         Facsimile:  011-886-22-517-6418


                                         FU KUAN INVESTMENT CORP.


                                         By: CIVF Management, Ltd.,
                                              attorney in fact pursuant to Power
                                              of Attorney dated _________, 1998

                                         By: ______________________________
                                         Name: Daniel Kellogg
                                         Title:

                                         14FL, No. 22
                                         Ai Kuo E. Road
                                         Taipei, Taiwan ROC
                                         Facsimile:  011-886-22-397-2106
                                         Attn:  Irene Su

                                    Amended and Restated Stockholders' Agreement
                                                               Signature Page 67

                                         PURETECH PROFITS LIMITED (BVI)

                                         By: CIVF Management, Ltd.,
                                              attorney in fact pursuant to Power
                                              of Attorney dated _________, 1998



                                         By: ______________________________
                                         Name: Daniel Kellogg
                                         Title:

                                         c/o Mr. Y.L. Shen
                                         Suite 2613
                                         26FL
                                         333 Keeiung Road
                                         Sec. 1
                                         Taipei, Taiwan ROC
                                         Facsimile: 011-886-22-757-6931
                                         Attn: Mr. Y.L. Shen

                                         CRYSTAL INTERNET VENTURE FUND, L.P.


                                         By: ______________________________
                                         Name:
                                         Title:

                                         1120 Chester Avenue
                                         Suite 310
                                         Cleveland, Ohio  44114
                                         Facsimile:  216-263-5518
                                         Attn:  Daniel Kellogg